Exhibit 99.2

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Announces Fourth Quarter Earnings Release Date and Conference Call Information

HOUSTON, TX, February 17, 2017 - Stage Stores, Inc. (NYSE: SSI) today announced that it will release its fiscal 2016 and fourth quarter financial results on Thursday, March 2, 2017. The release of the Company’s results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties may participate in the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of Company's website (www.stagestoresinc.com). A replay of the conference call will be available online until midnight on Friday, March 17, 2017.

About Stage Stores
Stage Stores, Inc. operates 798 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.